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                                                                     EXHIBIT 5.1
                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
   DALLAS                 One First National Plaza              WASHINGTON, D.C.
   ------                 Chicago, Illinois 60603                    ------
 LOS ANGELES              Telephone 312 853 7000                     LONDON
   ------                 Facsimile 312 853 7036                     ------
  NEW YORK                                                         SINGAPORE
                             Founded 1866                            ------
                                                                     TOKYO



                               October 28, 1996


Donnelley Enterprise Solutions Incorporated
161 North Clark Street, Suite 2400
Chicago, Illinois 60601



Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1 (File No. 333-10127) (the "Registration Statement") filed by Donnelley Enterprise Solutions Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 14, 1996, as amended by: Amendment No. 1 filed with the Commission on September 30, 1996; Amendment No. 2 filed with the Commission on October 11, 1996; and Amendment No. 3 being filed with the Commission on the date hereof (collectively, and as the same may be further amended, the "Registration Statement"), relating to the registration of 2,990,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company, consisting of 1,855,000 Shares (the "Primary Shares") to be issued and sold by the Company and 745,000 Shares (the "Secondary Shares") to be sold by R. R. Donnelley & Sons Company, a Delaware corporation and the current sole stockholder of the Company (the "Selling Stockholder).

     We are familiar with the proceedings to date with respect to the proposed sale of the Shares contemplated by the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

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SIDLEY & AUSTIN                                                       CHICAGO

Donnelley Enterprise Solutions Incorporated
October 28, 1996
Page 2




     Based on the foregoing, we are of the opinion that the Secondary Shares are legally issued, fully paid and nonassessable; and the Primary Shares will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Primary Shares as contemplated by the Registration Statement; and
(iii) certificates representing the Primary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Shares, as contemplated by the Registration Statement.

     This opinion is limited to the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                         Very truly yours,


                                         /s/ Sidley & Austin

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